UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017 (March 21, 2017)

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 443-5301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2017, the Company announced the appointment of Alan S. Gever, 62, as the Company’s Chief Financial Officer and Chief Operating Officer, effective as of that date.

Prior to joining the Company, Mr. Gever served as Chief Financial Officer of Spice Chain Corporation. Previously, he served as Chief Financial Officer and Chief Operating Officer of Vitalicious, Inc., Chief Financial Officer of Mavis Tire Supply Corp., Executive Vice President, Chief Financial Officer and Treasurer of Smart Balance, Inc., Chief Executive Officer of CCW Holdings, Inc., Chief Financial Officer of Ultimate Juice Company, and Co-CEO of Sharemax, Inc. He was also a Principal with Northpointe Consulting Group. Earlier in his career, he held senior management positions with Nabisco, Inc., most recently as Vice President and General Manager.

Mr. Gever has his B.S. from Seton Hall University.

Employment Agreement

On March 21, 2017, the Company and Mr. Gever entered into an employment agreement (the “Employment Agreement”), outlining the terms of Mr. Gever’s employment with the Company.  Under the terms of the Employment Agreement, Mr. Gever will receive a base salary of $275,000 per year and an annual bonus of up to 65% of his base salary. $100,000 of the first year’s bonus is guaranteed, and shall be paid in equal installments on the six and twelve month anniversary of the Employment Agreement.  Mr. Gever is also entitled to earn a long-term incentive equal to 1% of the change in enterprise value of the Company over a four year period, half of which will be paid in cash and half of which shall be paid in cash or in stock, at the discretion of the board of directors. In addition, Mr. Gever is eligible to participate in the Company’s standard employee benefits programs available to senior executives.

The term of the Employment Agreement is one year, renewing automatically for additional one year periods unless the Employment Agreement is terminated by Mr. Gever or the Company, in each case by 30 days’ written notice.  In addition, the Company may terminate Mr. Gever’s employment at any time, with or without cause, and Mr. Gever may terminate his employment with the Company on 30 days’ written notice or immediately for good reason, as defined in the Employment Agreement.

Under the Employment Agreement, in the event Mr. Gever’s employment is terminated by the Company without cause or by Mr. Gever for good reason, Mr.  Gever will be entitled to receive severance benefits equal to eighteen months of his base salary.

Mr. Gever’s receipt of the severance benefits discussed above is contingent on Mr. Gever signing and not revoking a release of claims against the Company.  The Employment Agreement also contains post-termination non-solicitation and non-competition covenants.

The preceding summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement between Twinlab Consolidated Holdings, Inc. and Alan S. Gever, dated March 21, 2017.

99.1	Press Release of the Company, dated March 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2017	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ Mary L. Marbach
Mary L. Marbach
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Twinlab Consolidated Holdings, Inc. and Alan S. Gever, dated March 21, 2017.

99.1	Press Release of the Company, dated March 23, 2017.